EXHIBIT 10.16

FIRST AMENDMENT

TO

ALLERGAN, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

(RESTATED 2008)

The ALLERGAN, INC. EMPLOYEE STOCK OWNERSHIP PLAN (the “Plan”) is hereby amended as follows:

1.	Effective January 1, 2008, Section 2.14 is hereby amended to read as follows:

“Eligible Retirement Plan.    “Eligible Retirement Plan” shall mean (i) an individual retirement account or annuity described in Code Section 408(a) or 408(b) or a Roth IRA described in Code Section 408A(b), (ii) a qualified retirement plan described in Code Section 401(a) or 403(a) that accepts Eligible Rollover Distributions, (iii) an annuity contract described in Code Section 403(b) that accepts Eligible Rollover Distributions, and (iv) an eligible plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts Eligible Rollover Distributions and agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding the foregoing, with respect to a non-spouse Beneficiary, “Eligible Retirement Plan” shall refer only to an individual retirement account or annuity described in Code Section 408(a) or 408(b) or a Roth IRA described in Code Section 408A(b).”

IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment to the Allergan, Inc. Employee Stock Ownership Plan (Restated 2008) on this 12th day of October, 2009.

By:	/s/ Dianne Dyer-Bruggeman
Dianne Dyer-Bruggeman
Executive Vice President, Human Resources